Exhibit 99.1
Independent Auditors’ Report
The Board of Directors and Stockholders
Paramount Petroleum Corporation:
We have audited the accompanying consolidated balance sheets of Paramount Petroleum Corporation (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Paramount Petroleum Corporation and subsidiaries as of December 31, 2005 and 2004, and the results of their operations, and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.
As discussed in Note 2 to the consolidated financial statements, the Company adopted FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations-an Interpretation of FASB Statement No. 143 in 2005.
As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for turnaround maintenance on refinery equipment in 2003.
/s/ KPMG LLP
Dallas, Texas
October 16, 2006

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(dollars in thousands)

	As of December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$3,068	$17,310
Accounts receivable, net	106,428	57,700
Inventories	33,660	46,085
Prepaid expenses and other assets	14,887	10,000
Income taxes refundable	383	2,429
Deferred income tax	—	2,914
Assets held for sale	10,313	—

Total current assets	168,739	136,438

Property, plant and equipment, net	179,411	123,813
Goodwill	—	977
Land held for investment	5,189	—
Equity investments	14,186	9,368
Other assets	18,996	8,517

Total assets	$386,521	$279,113

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$16,664	$5,030
Line of credit	88,465	33,157
Accounts payable	63,007	65,018
Deferred income tax liability	1,916	—
Accrued liabilities	7,098	17,209
Liabilities held for sale	17,830	—

Total current liabilities	194,980	120,414
Long-term debt	43,121	30,701
Accrued environmental liabilities	30,554	13,336
Other long-term liabilities	2,600	—
Deferred income tax liability	25,321	20,797

Total liabilities	296,576	185,248

Commitments and contingencies (note 14)

Minority interest in subsidiary	—	1,696

Stockholders’ equity:
Redeemable preferred stock:
Senior preferred stock, $1 par value
Authorized 30,000 shares; issued and outstanding, redeemable at $60,000	30	30
Junior preferred stock, $1 par value
Authorized 20,500 shares; issued and outstanding, redeemable at $30,750	21	21
Preferred stock, nondesignated $1 par value
Authorized 49,500 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value
Authorized 1,000 shares; issued and outstanding	—	—
Paid-in capital	20,979	20,979
Retained earnings	68,915	71,139

Total stockholders’ equity	89,945	92,169

Total liabilities and stockholders’ equity	$386,521	$279,113

The accompanying notes are an integral part of these consolidated financial statements.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(dollars in thousands)

	Year Ended December 31,
	2005	2004	2003
Net sales	$1,205,207	$995,902	$680,592

Operating costs and expenses:
Cost of sales	1,105,751	924,195	614,947
Direct operating expenses	71,022	45,986	41,741
General and administrative expenses	19,615	18,340	15,192
Depreciation and amortization	6,016	4,766	4,668

Total operating costs and expenses	1,202,404	993,287	676,548

Operating income	2,803	2,615	4,044

Equity earnings (loss) in subsidiaries	5,001	986	(452)
Interest expense	(7,336)	(1,789)	(2,628)
Other income (expense)	(6,619)	721	2,198
Income (loss) from continuing operations before income tax expense and accounting change	(6,151)	2,533	3,162

Income tax expense (benefit)	(2,242)	1,642	1,215

Income (loss) from continuing operations before accounting change	(3,909)	891	1,947

Discontinued operations:
Income from discontinued operations, net of income tax expense of $1,518 in 2005, $1,339 in 2004 and $711 in 2003	2,184	914	1,022
Cumulative effect of accounting change, net of income tax benefit of $332 in 2005 and income tax expense of $802 in 2003	(499)	—	1,198

Net income (loss)	$(2,224)	$1,805	$4,167

The accompanying notes are an integral part of these consolidated financial statements.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
(dollars in thousands)

	Senior	Junior	Additional
	Preferred	Preferred	Paid-In
	Stock	Stock	Capital	Retained Earnings	Total
Balance at January 1, 2003	$30	$21	$20,979	$65,167	$86,197

Net Income and comprehensive income	—	—	—	4,167	4,167

Balance at December 31, 2003	30	21	20,979	69,334	90,364

Net Income and comprehensive income	—	—	—	1,805	1,805

Balance at December 31, 2004	30	21	20,979	71,139	92,169

Net Loss and comprehensive loss	—	—	—	(2,224)	(2,224)

Balance at December 31, 2005	$30	$21	$20,979	$68,915	$89,945

The accompanying notes are an integral part of these consolidated financial statements.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net income (loss)	$(2,224)	$1,805	$4,167

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	6,016	4,766	4,668
Deferred income tax expense	75	1,469	4,421
Loss on disposal of assets	—	98	—
Equity (earnings) loss in subsidiaries (net of distributions)	(4,818)	(986)	452
Expenditures for insured repairs	(2,000)	—	—
Changes in operating assets and liabilities:
Accounts receivables	(48,728)	(10,789)	(9,219)
Inventories	12,425	(30,712)	8,600
Prepaid expense	73	(5,229)	(5,042)
Other assets	(6,313)	602	(9,857)
Accounts payable	(2,011)	14,261	9,872
Accrued liabilities	(10,111)	5,932	7,127
Other non-current liabilities	29,749	(117)	1,285

Net cash (used in) provided by continuing operations	(27,867)	(18,900)	16,474
Net cash provided by discontinued operations	2,628	5,279	1,349

Net cash (used in) provided by operating activities	(25,239)	(13,621)	17,823

Cash flows from investing activities:
Capital expenditures	(37,925)	(28,817)	(5,269)
Turnaround and chemical catalyst	(7,732)	—	—
Acquisition of refinery and other assets	(12,166)	—	—
Proceeds from insurance	2,000	—	—
Net proceeds from equipment sales	—	—	29
Acquisition of TOPCO, net of cash acquired	—	—	1,794
Investment in land available for sale	(5,189)	—	—

Net cash used in continuing investing activities	(61,012)	(28,817)	(3,446)
Net cash used in discontinued investing activities	(253)	—	—

Net cash used in investing activities	(61,265)	(28,817)	(3,446)

The accompanying notes are an integral part of these consolidated financial statements.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended December 31,
	2005	2004	2003
Cash flows from financing activities:
Proceeds from notes payable	30,404	14,996	16,372
Principal payments on notes payable	(6,350)	(3,435)	(9,709)
Net borrowings on line of credit	55,308	33,157	(6,143)
Distribution to the minority interest in excess of income of subsidiary	(433)	—	—

Net cash provided by continuing financing activities	78,929	44,718	520
Net cash used in discontinued financing activities	(6,667)	(2,667)	—

Net cash provided by financing activities	72,262	42,051	520

Net increase (decrease) in cash from continuing activities	(9,950)	(2,999)	13,548
Net increase (decrease) in cash from discontinued activities	(4,292)	2,612	1,349

Net increase (decrease) in cash	(14,242)	(387)	14,897

Cash and cash equivalents at the beginning of the year	17,310	17,697	2,800

Cash and cash equivalents at the end of the year	$3,068	$17,310	$17,697

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	9,335	2,086	1,798
Cash paid for income taxes	56	4,322	18
The accompanying notes are an integral part of these consolidated financial statements.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
(1)	Organization

Paramount Petroleum Corporation (“the Company”), a Delaware corporation, is an independent refiner of petroleum products. The Company’s refineries, located in Paramount, California, and Portland, Oregon have a refining capacity of 66,000 barrels of heavy crude oil per day. In addition, the Company owns petroleum product tank farms and seven asphalt terminals located in Seattle, Washington; Elk Grove and Mojave, California; Phoenix, Fredonia, and Flagstaff, Arizona; 50% interest in asphalt terminal in Fernley, Nevada and 50% interest in Wright Asphalt Products Company, which specializes in patented tire rubber modified asphalt products that are provided in six terminals.

The Company is the sole member of Paramount Cogeneration Company, LLC, a California limited liability company, which provides electrical power to the Company from its cogeneration plant located at the refinery facility; and Huntington Pipeline Company LLC, a California limited liability company, which transports products in Southern California.

During March 2005, the Company acquired the assets of Northwest Asphalt Business from a major oil company which consisted of the Willbridge refinery and other property and equipment in Portland, Oregon, terminal operations and other property and equipment in Richmond Beach (Seattle), Washington, and raw land held for investment on the bluff above the Richmond Beach terminal.

(2)	Summary of Significant Accounting Policies

(a) Basis of Presentation

The consolidated financial statements include the accounts of Paramount Petroleum Corporation and its subsidiaries. All significant intercompany balances and transactions have been eliminated. Minority interest in the Company’s subsidiary is reported separately in the accompanying consolidated balance sheets.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c) Revenue Recognition

Revenues, net of applicable excise taxes, for products sold are recorded upon delivery of the products to their customers, which is the point at which title to the products is transferred, the customer has assumed risk of loss, and when payment has either been received or collection is reasonably assured. Transportation, shipping and handling costs incurred are reported in cost of sales.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
(d) Cash and Cash Equivalents

All highly-liquid instruments with a maturity of three months or less at the time of purchase are considered to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

(e) Inventories

Inventories of crude oil, intermediate and refined products are carried at the lower of LIFO (last in, first out) cost or market. Operating supplies are stated at average cost.

(f) Property, Plant, and Equipment

The carrying value of property, plant, and equipment includes the fair value of the asset retirement obligation as adopted at the end of 2005 and has been reflected in the accompanying 2005 consolidated balance sheet.

Property, plant, and equipment, net of salvage value, are depreciated using the straight-line method at rates based on the estimated useful lives for the assets or groups of assets. The Company capitalizes interest costs associated with major construction projects based on the effective interest rate on aggregate borrowings.

The Company capitalizes expenditures which increase the useful lives of the related assets. Costs of normal repairs and maintenance are charged to expense. Upon sale or retirement of an asset, the cost and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in income.

Costs are accumulated for “self constructed” assets (construction in progress) as incurred. When the assets are placed in service, they are transferred to the appropriate depreciable asset category and depreciation commences.

(g) Impairment of Long-Lived Assets and Assets to Be Disposed Of

Long-lived assets and certain identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying value of an asset to future net cash flows expected to be generated by the asset. If the carrying value of an asset exceeds its expected future cash flows, an impairment loss is recognized based on the excess of the carrying value of the impaired asset over its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. These future cash flows and fair values are estimates based on management’s judgment and assumptions.

(h) Turnarounds and Chemical Catalyst Costs

The Company records the cost of planned major refinery maintenance, referred to as turnarounds, and chemical catalyst used in the refinery process units, which are typically replaced in conjunction with planned turnarounds, in “other assets” in the Company’s consolidated balance sheet as of December 31, 2005. Turnaround and catalyst costs are currently deferred and amortized on a straight-line basis beginning the month after the completion of the turnaround and ending immediately prior to the next scheduled turnaround. Amortization of deferred turnaround

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
and chemical catalyst costs are presented in “depreciation and amortization” in the Company’s consolidated statement of operations for the year ended December 31, 2005.

(i) Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The carrying amount of the debt issued pursuant to the Company’s bank credit and financing agreements approximate fair value because the interest rates change with market interest rates.

(j) Accounting for Futures, Options, and Swap Contracts

To minimize possible losses for which it is at risk (through changes in the oil commodities market), the Company has a policy of entering into options, futures, and swaps to protect against: (1) market fluctuations of future anticipated crude oil purchases, (2) the effect market price fluctuations have on its fixed price asphalt contracts, and (3) the effect that market price fluctuations have on the Company’s refinery fuel. The Company has adopted Statement of Financial Accounting Standard No. 133, Accounting for Derivative Investments and Hedging Activities (SFAS No. 133). SFAS No. 133 requires companies to recognize all derivative investments as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge.

The Company primarily enters into option, futures and swap contracts for West Texas Intermediate crude and natural gas liquid on the New York Mercantile Exchange or with qualified counterparties, to hedge against price volatility in its feedstock costs and refinery fuel.

The Company did not apply for hedge accounting treatment under SFAS No. 133. Accordingly, all derivative investments have been marked to market, with the corresponding change between cost and market value recorded to earnings in the consolidated statements of operations. The Company has recognized in the consolidated statement of operations a net realized and marked to market gain on derivative investments of $2,033, $2,676 and $3,076 for the years ended December 31, 2005, 2004 and 2003, respectively. At December 31, 2005 and 2004, the Company has recorded $10,393 and $3,857, respectively, in the consolidated balance sheet as the fair value of derivative investments included in prepaid expenses and other assets.

(k) Equity Investments

The Company holds a 50% partnership interest in Wright Asphalt Products Company, a general partnership which specializes in patented tire rubber modified asphalt products; and a 50% membership interest in Paramount Nevada Asphalt Company, LLC, a Nevada limited liability company.

(l) Income Taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Deferred income taxes, if material in amount, are recorded on these differences. The differences between financial statement income and taxable income result primarily from the use of accelerated depreciation methods for tax purposes.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
(m) Environmental Expenditures

The Company accrues for costs associated with environmental remediation obligations when such costs are probable and can be reasonably estimated. Environmental liabilities represent the estimated costs to investigate and remediate contamination at the Company’s properties. This estimate is based on internal and third-party assessments of the extent of the contaminations, the selected remediation technology and review of applicable environmental regulations.

Accruals for estimated costs for environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded as assets when the receipt is deemed probable (note 13). Estimates are updated to reflect changes in factual information, available technology or applicable laws and regulations.

(n) Commitments and Contingencies

Liabilities for loss contingencies, including environmental remediation costs not within the scope of FASB Statement No. 143, Accounting for Asset Retirement Obligations, arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties, which are probable of realization, are separately recorded as assets, and are not offset against the related environmental liability, in accordance with FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts.

(o) Change in Accounting Principles

Effective December 31, 2005, the Company adopted the Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Retirement Obligations (“FIN 47”) and recognized a $499 cumulative effect of adoption, net of $332 of income tax benefit in connection with future estimated disposal costs of certain pipeline, terminal and refinery assets. FIN 47 requires companies to recognize a liability for the fair value of a legal obligation to perform asset-retirement activities that are conditional on a future event, if the amount can be reasonably estimated. At December 31, 2005, the Company recorded a conditional retirement obligation of $2,600 recorded in other long-term liabilities.

Effective January 1, 2003, the Company changed its method of accounting for turnaround maintenance on refinery equipment, which is typically performed at two or three year intervals. The Company recognized a $1,198 cumulative effect of adoption, net of $802 of income tax expense. Prior to January 1, 2003, the Company accrued the estimated future maintenance costs. Due to the change in accounting method the Company now capitalizes actual costs and depreciates them over their estimated useful life. This method is consistent with industry practices and the Company believes that this method more accurately matches the economic benefit associated with the costs incurred.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
(p) Recent Accounting Pronouncements

In December 2004, the FASB issued Statement of Accounting Standards No. 123R, Share-Based Payment (“SFAS No. 123R”), which requires expensing of stock options and other share-based compensation payments to employees and supersedes SFAS No. 123, which had allowed companies to choose between expensing stock options or showing pro forma disclosure only. This standard is effective for the Company as of January 1, 2006. The adoption of SFAS No. 123R is not expected to have an effect on the Company’s financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. This interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the interpretation. The interpretation applies immediately to interests in variable interest entities created after December 31, 2003, and to interests in variable interest entities obtained after December 31, 2003. The adoption of this interpretation in 2004 had no impact on the Company’s consolidated financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs – an Amendment of ARB No. 43, Chapter 4, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 requires that these items be recognized as current period charges and is effective for the Company’s fiscal year ending December 31, 2006. Management has determined that the adoption of this statement will not have a material impact upon the Company’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets – an Amendment of APB Opinion No. 29. SFAS No. 153 amends APB 29 and eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance – that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. The provisions of this statement will become effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact upon the Company’s consolidated financial statements.

In March 2005, the FASB issued Interpretation No. 47 (FIN 47), Accounting for Conditional Asset Retirement Obligations – an Interpretation of FASB Statement No. 143. FIN 47 clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. As stated in note 2(o), the Company adopted FIN 47 at the end of fiscal 2005 and recorded a long-term liability of $2,600, with a cumulative effect adjustment of $499, net of $332 income tax benefit.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections – (a replacement of APB Opinion No. 20 and FASB Statement No. 3). SFAS No. 154 requires retrospective application to prior periods’ financial statements of voluntary changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. This statement also requires that a change in depreciation, amortization, or depletion method for long lived, nonfinancial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. The provisions of this statement will become effective for accounting changes and corrections of errors made in fiscal

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a significant impact upon the Company’s consolidated financial statements.

In December 2004 the FASB issued FASB Staff Position (“FSP”) FAS 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, for the Tax Deduction Provided to U.S. Based Manufacturers by the American Jobs Creation Act of 2004 (“Jobs Creation Act”) which requires a company that qualifies for the deduction for domestic production activities under the Jobs Creation Act to account for it as a special deduction under FASB Statement No. 109, Accounting for Income Taxes, as opposed to an adjustment of recorded deferred tax assets and liabilities. The Company adopted FSP FAS 109-1 during 2005. The adoption of FSP FAS 109-1 did not have a significant impact upon the Company’s consolidated financial statements.

In September 2005, the Emerging Issues Task Force, (“EITF”) reached a consensus concerning the accounting for linked purchase and sale arrangements in EITF Issue No. 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. The EITF concluded that non-monetary exchanges of finished goods inventory within the same line of business be recognized at the carrying value of the inventory transferred. The consensus is to be applied to new buy/sell arrangements entered in reporting periods beginning after March 15, 2006. Such buy/sell transactions will be recorded as net sales in the statement of operations beginning January 1, 2006. The adoption of EITF Issue No. 04-13 consensus is not expected to have a material impact upon the Company’s financial position or results of operations.

(3)	Discontinued Operations

The Company owns a 75% interest in Tidelands Oil Production Company (“TOPCO”) a Partnership. TOPCO performs drilling, operation and maintenance of oil and gas wells in Southern California primarily under contracts with the City of Long Beach and the Long Beach Port Authority. In connection with these contracts, TOPCO is reimbursed for its costs incurred associated with each contract. Depending on the contract, TOPCO earns fees based on profits from the operation of the oil wells or contractor fees equal to a percentage of its allowable costs. Revenue is recognized on a net basis. On November 22, 2005, commensurate with the signing of a Letter of Intent with a third party, the Company’s management committed to a plan to dispose of its 75% Partnership interest in TOPCO. The Company sold its 75% interest in TOPCO to a third party in January 2006 (see note 16).

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, the Company has presented the results of operations of TOPCO as discontinued operations, net of applicable income taxes, in its consolidated statements of operations and cash flows for the years ended December 31, 2005, 2004, and 2003. The current assets and current liabilities of TOPCO, on the consolidated balance sheet for December 31, 2005, are presented as held for sale.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
The major assets and liabilities associated with the sale of TOPCO at December 31, 2005 were as follows:

Cash	$6,523
Prepaid expense	1,516
Goodwill	977
Other assets	1,297

Assets held for sale	10,313

Accounts payable	12,364
Accrued liabilities	4,203
Minority interest in TOPCO	1,263

Liabilities held for sale	17,830

(4)	Inventories

The Company’s inventories are stated at the lower of cost or market. Cost is determined under the last in, first out (“LIFO”) method for crude oil, refined products, and blendstock inventories. Operating supplies are stated at average cost.

Carrying value of inventories consisted of the following:

	2005	2004
Crude oil, refined products, and blendstocks	$30,349	$44,176
Materials and supplies	3,311	1,909

Total inventories	$33,660	$46,085

Crude oil, refined products and blendstock inventories totaled 1,102,351 barrels and 1,508,911 barrels as of December 31, 2005 and 2004, respectively. A reduction of refined product inventory volumes during 2005 resulted in a liquidation of LIFO inventory layers carried at lower costs which prevailed in prior years. The liquidation decreased cost of sales by approximately $15,407 in 2005. A reduction of crude oil inventory volumes during 2004 resulted in a liquidation of LIFO inventory layers carried at lower costs which prevailed in prior years. The liquidation decreased cost of sales by approximately $88 in 2004.

Market values of crude oil, refined products and blendstocks inventories exceeded LIFO costs by $14,799 and $12,082 at December 31, 2005 and 2004, respectively.

(5)	Prepaid Expenses and Other Assets

Prepaid expenses and other assets consisted of the following:

	December 31,
	2005	2004
Deposits with investment company	$10,393	$4,291
Prepaid assets	2,732	4,741
Other	1,762	968

Total prepaid and other assets	$14,887	$10,000

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
(6)	Property, Plant and Equipment, Net
Property, plant and equipment consisted of the following:

	December 31,
	2005	2004
Land	$49,697	$26,434
Refinery units	109,167	59,103
Machinery, equipment, and vehicles	17,412	15,860
Catalyst	21,872	21,872
Construction in progress	11,390	25,369

Property, plant and equipment, gross	$209,538	148,638
Less accumulated depreciation	(30,127)	(24,825)

Property, plant and equipment, net	$179,411	123,813

The useful lives on depreciable assets used to determine depreciation expense were as follows:

Refinery units	20 years
Machinery, equipment, and vehicles	3 to 10 years
Catalyst and other	Various
Other	5 to 15 years
Interest costs capitalized to construction in progress for the years ended December 31, 2005, 2004, and 2003 totaled $881, $308, and $76, respectively.

(7)	Acquisition of Refinery and Other Assets

During March 2005, the Company acquired the land and operating assets of Northwest Asphalt Business from a major oil company for $11,900, plus acquisition costs of approximately $266. The acquisition comprised certain tangible physical assets at three separate geographic sites. The Company also assumed approximately $17,750 in environmental liabilities at two of the three sites, with the Seller agreeing to reimburse the Company up to $3,750 for environmental remediation expenses over a nine year period.

The Company’s purchase price allocation was performed in connection with SFAS No. 141 and based upon management’s estimate of the assets’ and liabilities’ fair values as of the acquisition date. This allocation is subject to change for up to one year following the acquisition. The Company paid total consideration of $12,166, including direct costs of acquisition, in exchange for the fair value of tangible assets of $26,166.

(8)	Redeemable Preferred Stock

The Company’s Senior Preferred Stock is capitalized in three series, A, B, and C. Liquidation preferences are in series order. The three series of Senior Preferred Stock must be redeemed by the Company in the event that the Company’s cumulative earnings subsequent to September 30, 1995 exceed an amount (the Redemption Threshold Amount, as that term is defined in Terms of Senior Preferred Stock – $121,500 at December 31, 2005). The Company did not exceed the Redemption Threshold Amount at December 31, 2005. The stock is subordinated under a financing arrangement between a financial institution and the Company.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
The Junior Preferred Stock must be redeemed by the Company in the event that the Company’s cumulative earnings subsequent to September 30, 1995 exceed an amount (the Redemption Threshold Amount, as that term is defined in Terms of Junior Preferred Stock – $121,500 at December 31, 2005). The Company did not exceed the Redemption Threshold Amount at December 31, 2005. The stock is subordinated under a financing arrangement between a financial institution and the Company.

(9)	Government Contracts

The Company entered into a contract with the Defense Energy Support Center (“DESC”) to supply refined products at a refined products market index price during the twelve month period ended September 2005. A new contract was entered into for the twelve month period ending September 2006. Accounts receivable in the accompanying balance sheets at December 31, 2005 and 2004 includes $9,232 and $2,032 respectively, due from the DESC pursuant to the contract.

(10)	Revolving Credit Facility

The Company has a Revolving Credit Agreement (“Credit Agreement”) with a group of financial institutions, which is secured by the current assets of the Company. The Credit Agreement expires on January 15, 2007 and permits the Company to borrow up to a maximum of $100,000. Amounts borrowed under the Credit Agreement may take the form of (a) Base Rate Revolving Loans, or (b) LIBOR Revolving Loans. Amounts outstanding under this revolving credit facility accrue interest at the Eurodollar plus 2.5%. The borrowings outstanding under the Credit Agreement at December 31, 2005 and 2004 were $88,465 and $33,157, respectively. On August 4, 2006, the Company paid in full borrowings outstanding under the Revolving Credit Agreement (see note 16).

On July 26, 2005, the Credit Agreement was amended and restated to increase the available borrowings up to $190,000, and was further amended and restated on August 4, 2006 to increase the available borrowings up to $215,000, consisting of revolving loans and letters of credit. The Company is required to comply with certain restrictive covenants related to working capital and operations under the Credit Agreement as well as financial covenants relating to the current ratio, tangible net worth and a debt service coverage ratio. The Company was in compliance with such covenants at December 31, 2005.

(11)	Short Term and Long Term Debt

On December 22, 2003, the Company entered into a Term Loan Agreement with a group of financial institutions which was amended and restated as of March 1, 2005, and then subsequently amended on April 11, 2005. Terms of the amended and restated Term Loan Agreement provide for three separate Tranche Loans (Tranche A, Tranche B, and Tranche C). Under the terms of the amended and restated Term Loan Agreement, a Tranche A Loan in the amount of $15,000 was extended to the Company bearing a fixed rate of 7.32%, secured by the first trust deed on the Company’s refinery, maturing December 23, 2008. Tranche B Loans are available during the commitment period in amounts totaling up to $29,500, Tranche C Loans are available during the commitment period in amounts up to the Tranche C Funding Limit of $11,900. Each Tranche B and Tranche C advance shall bear interest on the outstanding principal at a rate equal to LIBOR plus the applicable margin rate, as those terms are defined in the amended and restated Term Loan Agreement. Tranche B and Tranche C Loans are secured by the first trust deed on the Company’s refinery, and mature June 30, 2010 and March 1, 2010, respectively. On August 4,

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
2006, the company prepaid in full the outstanding amounts under Tranche A, Tranche B and Tranche C (see note 16).

The Company is required to comply with certain restrictive covenants related to working capital and operations under the Term Loan Agreement. The Company was in compliance with such covenants as of December 31, 2005.

A summary of the Company’s long term debt at December 31, is as follows:

	2005	2004
Tranche A Loan payable to a group of financial institutions due in quarterly principal installments of $750 plus interest at 7.32%, maturing December 23, 2008	$9,750	$12,750
Tranche B Loans payable to a group of financial institutions due in quarterly principal installments of $1,475 plus interest at a fixed rate of 8.46% and at LIBOR plus 3.75% (7.80% at December 31, 2005), maturing June 30, 2010	28,025	14,996
Tranche C Loans payable to a group of financial institutions due in quarterly principal installments of $595 plus interest at LIBOR plus 3.25% (7.30% at December 31, 2005), maturing March 1, 2010	11,305	—
Capital lease payable to a financial institution due in quarterly payments of $468 including interest which is payable at a fixed rate of 7.78%. The preferred stockholders’ interests are subordinated to the institution and the Company is required to maintain certain financial covenants under the lease agreement. The Company was in compliance with such covenants at December 31, 2005*	6,705	7,985
Note payable to the owners, bearing interest at the prime rate plus 1% (8.25% at December 31, 2005), and subordinated to the Credit Agreement and Term Loan Agreement restrictive covenants	4,000	—

	59,785	35,731
Less current portion	16,664	5,030

Total long term debt	$43,121	$30,701

*	On August 4, 2006, the Company prepaid in full the outstanding amount (see note 16).
The annual maturities of notes payable for each of the next five years and thereafter ending December 31, are as follows:

2006	$16,664
2007	12,776
2008	13,647
2009	10,028
2010	6,670
Thereafter	—

Total	$59,785

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
(12)	Income Taxes

Provision for income taxes for the years ended December 31, consist of the following:

	2005	2004	2003
Current:
Federal	$(1,206)	$1,325	$(2,176)
State	75	289	285

Deferred:
Federal	(466)	1,127	4,305
State	541	240	314

Total	$(1,056)	$2,981	$2,728

The following are the principal components of the net deferred income tax balance at December 31:

	2005	2004
Deferred income tax benefit:
Federal benefit from state deferrals	$1,842	$1,451
Accrued compensation	501	717
Environmental liability	2,761	—
Book and tax construction-in-progress capitalization differences	357	694
Net operating loss carryforward	19,176	856
AMT and MIC credits	1,723	2,675
Other	531	311

Total deferred benefit	26,891	6,704

Deferred income tax liability:
Book and tax land and equipment basis differences	(17,025)	(5,220)
Book and tax depreciation	(34,213)	(17,594)
Partnership income recognition	(1,518)	(782)
Accrued turnaround costs	(1,217)	24
Derivative gains/loss differences	(155)	(596)
Federal liability from state deferrals	—	(419)

Total deferred liability	(54,128)	(24,587)

Net deferred income tax liability	$(27,237)	$(17,883)

Deferred income taxes are reported in the consolidated financial statements at December 31, as follows:

	2005	2004
Deferred income tax (liability) asset – current	$(1,916)	$2,914
Deferred income tax liability – noncurrent	(25,321)	(20,797)

Net deferred income tax liability	$(27,237)	$(17,883)

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
A reconciliation between the income tax expense computed on pretax income at the statutory federal rate and the actual provision for income taxes is as follows:

	December 31,
	2005	2004	2003
Computed expected tax expense	$(2,091)	$861	$1,075
State and local income taxes, net of federal benefit	407	349	395
Other, net	(558)	432	(255)

Income tax expense (benefit) from continuing operations	$(2,242)	$1,642	$1,215
Discontinued operations	1,518	1,339	711
Cumulative effect of accounting change	(332)	—	802

Total income tax expense (benefit)	$(1,056)	$2,981	$2,728

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of taxable income and projections for future taxable income, over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences in future periods.

As of December 31, 2005, the Company had approximately $37,120 of Federal net operating loss carry-forwards that will expire in 2024 and 2025.

(13)	Environmental Remediation

The Company is conducting remediation activities at its refinery, offsite tank farm storage facility, and pipelines. Remediation efforts have been on going since 1996 under a comprehensive study of the projected site remediation costs by an environmental consulting firm which addressed the actions necessary to remediate environmental contamination under the Cleanup and Abatement Orders.

During the years ended December 31, 2005, 2004, and 2003, the Company spent approximately $225, $201, and $327, respectively, for costs of remediation. The Company’s estimated environmental liability increased from $13,336 at December 31, 2004 to $30,554 at December 31, 2005, due to the assumption of environmental liabilities in connection with the 2005 acquisition of certain refinery assets. The measurement of the accrual for remediation costs is subject to uncertainties including the evolving nature of environmental regulations and the difficulty in estimating the extent and remedy of environmental contamination. Management believes the ultimate cost to complete all phases of the environmental remediation will not materially differ from those accrued in these consolidated financial statements.

The Company purchased the Paramount refinery from a major oil company in which the seller agreed to indemnify the Company for up to 50% of the remediation expenses related to the Paramount refinery and up to 80% of the remediation expenses related to the offsite tank farm. The Company recorded $6,443, and $6,668 as a receivable from the seller, which is presented in other assets for the years ended December 31, 2005 and 2004, respectively.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
The Company purchased the Northwest Asphalt Business from another major oil company. The seller agreed to reimburse the Company for up to $3,750 of the remediation expenses over a nine year period. The Company recorded $3,750 as a receivable from the seller, which is presented in other assets for the year ended December 31, 2005.

(14)	Commitments and Contingencies

(a) Litigation

Various lawsuits and claims are pending against the Company that have arisen in the normal course of business, some of which are covered in whole or in part by insurance. Where possible, the Company has reserved for potential losses from these actions and the amounts have been recorded in accrued liabilities on the balance sheet. In the opinion of management, the outcome of the lawsuits and claims will not have a material adverse effect upon the Company’s financial position or results of operations.

(b) Employee Benefit Plans

The Company has a 401(k) savings plan available to all employees who are at least 19 years of age and have been employed at least one year. Participants may contribute a minimum of 2% up to a maximum of 18% of base pay subject to limits established by the Internal Revenue Service. In 2005, 2004, and 2003, the Company matched 100% of individual participant contributions based on the first 6% of compensation. Company contributions to the plan were $1,462, $889, and $862 for the years ended December 31, 2005, 2004, and 2003, respectively.

(c) Operating Leases

The Company leases pipeline usage and storage tanks at two terminal facilities in Southern California, and numerous rail tank cars under noncancelable leases with varying terms of expiration. Minimum future rentals to be paid under these noncancelable leases as of December 31 for each of the next 5 years and in the aggregate are:

2006	$4,851
2007	3,421
2008	1,163
2009	1,124
2010	581
Thereafter	615

Total minimum future rentals	$11,755

Total rental expense was $1,272, $724 and $708 for the years ended December 31, 2005, 2004 and 2003, respectively.

(d) Significant Risks and Uncertainties

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

PARAMOUNT PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
As more fully explained in note 13, the Company has accrued $30,554 at December 31, 2005 as the estimated cost of environmental remediation at its refineries and tank storage farm facilities. This estimate may be subject to change, since the remediation work is on going.

Sales to one customer represented approximately 20% of total revenues for the year ended December 31, 2005. Sales to two customers represented approximately 42% of total revenues for the year ended December 31, 2004. Sales to one customer represented approximately 34% of total revenues for the year ended December 31, 2003.

For the year ended December 31, 2005, the Company purchased products from two vendors which represented approximately 31% of total purchases. For the year ended December 31, 2004, the Company purchased products from one vendor which represented approximately 24% of total purchases. For the year ended December 31, 2003, the Company purchased products from one vendor which represented approximately 23% of total purchases.

(e) Insurance Recovery

On August 9, 2005, the Company had a fire in a heater unit. The Company incurred physical damages of $3,000. The physical damages were reimbursed by insurance, excluding the deductible of $250 during 2005 and 2006. As of December 31, 2005, the Company had received $2,000 related to physical damages and recorded a receivable for the remaining $1,000. The Company also incurred business interruption losses related to this fire of approximately $7,800. Proceeds from the insurance companies were received in 2006 related to the business interruption losses and will be recorded as a reduction of expenses in 2006.

(15)	Transaction with Related Parties

During the years ended December 31, 2005, 2004, and 2003, the Company purchased product totaling $50,259, $34,810, and $27,985, respectively, from entities owned by certain stockholders of the Company.

(16)	Subsequent Event

(a) Tidelands Oil Production Company Transaction

On January 24, 2006 the Company sold its 75% interest in Tidelands Oil Production Company (“TOPCO”), a Partnership, to a third party in January 2006. The total proceeds were in the amount of $28,987 and the Company recognized a pre-tax gain of $24,221 in 2006. The operating results for TOPCO have been reported as discontinued operations for all periods presented.

(b) Transaction with Alon USA Energy, Inc.

On April 28, 2006, Alon USA Energy, Inc. (“Alon”) agreed to purchase all of the outstanding stock of the Company, pursuant and subject to a Stock Purchase Agreement. On August 4, 2006, Alon completed the acquisition of the Company with an effective date of July 31, 2006. The Company’s assets on July 31, 2006 included approximately $8,000 in cash and approximately $50,000 in excess working capital. The purchase price for the outstanding shares of the Company consists of approximately $314,000 in cash, subject to a post-closing adjustment based on changes in specified balance sheet items between December 31, 2005 and the closing date of the transaction, and the assumption of approximately $155,000 of net debt, all of which was repaid simultaneously with the completion of the acquisition. Land held for investment was not purchased by Alon, but was given to the Company’s stockholders as a dividend at the time of the acquisition.